CULP, INC.
                             2002 STOCK OPTION PLAN

                                   ARTICLE I


                               GENERAL PROVISIONS

     1.1 Purpose of the Plan. This Plan is intended to promote the interests of the Company by giving eligible persons who provide services to the Company the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive to continue their employment or service. Capitalized terms used in the Plan shall have the meanings given to them in Appendix A attached hereto.

     1.2 Administration of the Plan.

     (a) The Plan shall be administered by the Board; provided, however, that any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board also may, at any time, terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. The Board or the Committee, as the Plan Administrator, shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any Option issued hereunder.

     (b) Subject to the terms of the Plan, the Plan Administrator shall have full power and authority to determine which eligible persons will receive Option grants, the time or times when such grants will be made, the number of shares to be covered by each grant, the status of each Option as either an Incentive Option or a Non-Qualified Option, the time or times when each Option is exercisable, the vesting schedule (if any) applicable to granted Options, the maximum term for which an Option shall remain outstanding, and all other terms and conditions of an Option granted under the Plan.

     1.3 Eligibility. Only Employees are eligible to receive grants of Incentive Options. The persons eligible to receive grants of Non-Qualified Options are (a) Employees, (b) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and (c) consultants and other independent advisors who provide services to the Company (or any Parent or Subsidiary). Additionally, the maximum number of shares of Common Stock that may be covered by an Option granted to any one individual shall be 50,000 shares during any one calendar year period.

     1.4 Stock Subject to the Plan. The stock issuable under the Plan shall be shares of authorized but unissued Common Stock. The maximum number of shares of Common Stock that may be issued under the Plan shall not exceed 1,000,0000 shares, and all such shares shall be available for issuance pursuant to the grant of Incentive Options. Shares of Common Stock subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent any Options expire or terminate for any reason prior to their exercise in full.

     1.5 Adjustments in Common Stock. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other similar change, the Plan Administrator shall cause appropriate adjustments to be made to (a) the maximum number and/or class of securities issuable under the Plan and (b) the number and/or class of securities and the exercise price per share in effect under each outstanding Option, in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE II


                              OPTION GRANT PROGRAM

     2.1 Grant of Options Generally. Each Option granted under this Plan shall have such terms and conditions as approved by the Plan Administrator. Subject to the provisions of this Plan, each Option shall be evidenced by one or more documents in the form approved by the Plan Administrator, and no grant shall be effective unless and until both the Company and the person to whom the Option is being granted shall have executed such documents as required by the Plan Administrator.

     2.2 Exercise Price. The exercise price per share of each Option shall be fixed by the Plan Administrator and, subject to the terms and conditions set forth herein, may be equal to or greater than the Fair Market Value per share of Common Stock on the Option grant date.

     2.3 Vesting, Exercise and Term of Options. Each Option shall vest and be exercisable at such time or times and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the Option grant. No Option, however, shall have a term in excess of ten (10) years from the Option grant date.

     2.4 Exercise Procedures.

     (a) Subject to Section 2.7, an Option may be exercised only by the Optionee to whom such Option was granted under the Plan. An Option shall be exercisable at such time or times as set forth herein and in the documents evidencing the grant of the Option. Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may at any time and from time to time accelerate the date for exercising all or any part of an Option. In no event, however, may an Option be exercised after the expiration of its fixed term.

     (b) Each Option granted under the Plan shall be deemed exercised when the holder thereof (i) shall indicate the decision to do so in writing delivered to the Company, (ii) shall at the same time tender to the Company payment in full of the exercise price for the shares for which the Option is exercised in accordance with Section 2.4(c), (iii) shall tender to the Company in accordance with the Plan Administrator's instructions payment in full of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise, (iv) shall execute an option exercise agreement in form and substance satisfactory to the Plan Administrator, and (v) shall comply with such other requirements as the Plan Administrator may establish.

     (c) In connection with the exercise of any Option, the Optionee shall pay the exercise price to the Company in cash, by check, or in such other manner as permitted by the Plan Administrator, which may include the surrender of shares of Common Stock or other unexercised Options held by the Optionee. Notwithstanding the foregoing, should the Common Stock be registered under
Section 12 of the Exchange Act at the time an Option is exercised, then the exercise price may also be paid as follows:

          (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company s earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

          (ii) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     (d) An Option granted under the Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise shall not affect the right to exercise the Option for the remaining shares from time to time in accordance with the Plan and the documents evidencing the grant of the Option.

     2.5 Effect of Termination of Service. The following provisions shall govern the exercise of Options held by an Optionee at the time of such Optionee's cessation of Service or death:

     (a) should the Optionee cease to remain in Service for any reason other than death, Permanent Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of cessation of Service or such longer period determined by the Plan Administrator, in its sole discretion, to exercise each outstanding Option held by such Optionee;

     (b) should the Optionee's Service terminate by reason of Permanent Disability, then the Optionee shall have a period of twelve (12) months following the date of cessation of Service or such longer period determined by the Plan Administrator, in its sole discretion, to exercise each outstanding Option held by such Optionee;

     (c) if the Optionee dies while holding an outstanding Option, then the personal representative of his or her estate or the Person or Persons to whom the Option is transferred pursuant to the Optionee's will or the laws of inheritance shall have twelve (12) months following the date of cessation of Service or such longer period determined by the Plan Administrator, in its sole discretion, to exercise each outstanding Option held by the Optionee;

     (d) should the Optionee's Service be terminated for Misconduct, then all outstanding Options held by the Optionee shall terminate immediately and cease to remain outstanding, regardless of whether any Options have vested; and

     (e) during the applicable post-Service exercise period, an Option may be exercised only if it has vested and for no more than the aggregate number of shares for which the vested Option is exercisable on the date of the Optionee's cessation of Service. The Option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any and all Option shares for which the Option is not otherwise exercisable at that time. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding.

     2.6 Stockholder Rights. The holder of an Option shall have no stockholder rights with respect to the shares subject to the Option until such Person shall have exercised the Option in accordance with Section 2.4 and become the record holder of the purchased shares. Each Person who validly exercises an Option and is issued shares of Common Stock by the Company shall be subject to all of the terms and conditions set forth in the applicable purchase agreement to be executed by such person upon exercise.

     2.7 Transferability of Options.

     (a) Except as set forth in Section 2.7(b), Options may be transferred only by will or the laws of inheritance upon the death of an Optionee. Otherwise, no Option may be assigned, pledged, hypothecated or transferred in any manner. Upon any attempt to assign, pledge, hypothecate or transfer an Option, such Option shall immediately be cancelled and terminated.

     (b) The Plan Administrator, may, in its sole discretion, permit a Non-Qualified Option to be assigned in whole or in part during the Optionee's lifetime as a gift to (i) one or more members of the Optionee's immediate family, (ii) a trust in which Optionee and/or one or more of such family members hold more than fifty percent (50%) of the beneficial interest, or (iii) an entity in which more than fifty percent (50%) of the voting interests are owned by the Optionee and/or one or more of such family members. The terms applicable to the assigned Non-Qualified Option shall be the same as those in effect for such Option immediately prior to the assignment, as more fully set forth herein and in the documents evidencing the grant of the Option.

     2.8 Incentive Options. All Incentive Options shall be subject to the terms set forth in this Section 2.8. Options that are not specifically designated as Incentive Options in the documentation evidencing the grant of such Options, or that are specifically designated as Non-Qualified Options, shall not be subject to the terms of this Section 2.8.

     (a) Eligibility. Incentive Options may be granted only to Employees.

     (b) Exercise Price. An Incentive Option's exercise price per share of Common Stock shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date such Option is granted.

     (c) Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Incentive Options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed One Hundred Thousand Dollars ($100,000). To the extent an Employee holds two or more Incentive Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Incentive Options shall be applied on the basis of the order in which such Options are granted.

     (d) Ten Percent (10%) Stockholder. If an Employee to whom an Incentive Option is granted is a Ten Percent (10%) Stockholder, then the Incentive Option's exercise price per share of Common Stock shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Option grant date, and the Incentive Option's term shall not exceed five years from the date of grant.

     2.9 Change of Control Transactions.

     (a) The Plan Administrator may, in its sole and absolute discretion, determine that any outstanding Option shall become fully exercisable on an accelerated basis immediately prior to a Change of Control, notwithstanding the fact that any portion of such Option shall not have vested.

     (b) Unless otherwise determined by the Plan Administrator, (i) upon consummation of a Change of Control in which the Company is not the surviving entity, all outstanding Options, to the extent not exercised, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof), and (ii) upon consummation of a Change of Control in which the Company is the surviving entity, all outstanding Options, to the extent not exercised, shall remain outstanding in full force and effect on the same terms and conditions.

     (c) The Plan Administrator shall have the discretion at any time to provide for the immediate termination of any consent, repurchase or first refusal rights of the Company with respect to the shares subject to those Options upon the occurrence of a Change of Control, whether or not the Options are to be assumed by any successor corporation (or parent thereof).

     (d) In the event that any Option shall survive and remain outstanding after a Change of Control, the Plan Administrator shall have full power and authority at any time to structure or amend an Option so that it will automatically vest on an accelerated basis should the Optionee's Service terminate by reason of an Involuntary Termination within a designated period following the effective date of the Change of Control.

     (e) The portion of any Incentive Option accelerated in connection with a Change of Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollars ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of an Option shall be exercisable as a Non-Qualified Option and shall be treated as such under the federal tax laws.

     (f) The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, enter into a share exchange, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                  ARTICLE III


                                  MISCELLANEOUS

     3.1 Compliance with Securities Laws. The Plan Administrator shall take such action as may be necessary to cause the administration of this Plan, including the grant of Options and the issuance of shares of Common Stock pursuant to the exercise thereof, to be made in compliance with all federal and state securities laws.

     3.2 Effective Date and Term.

     (a) The Plan shall become effective when adopted by the Board, but no Option granted under the Plan may be exercised, and no shares shall be issued pursuant to the exercise of any Options, until the Plan is approved by the Company's stockholders. Additionally, no Incentive Option shall be deemed to have been granted unless and until this Plan is approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all Options previously granted under the Plan shall terminate and cease to be outstanding, and no further Options shall be granted and no shares shall be issued pursuant to the exercise of any Options.

     (b) No further  Options  may be granted  under the Plan upon the earlier of
(a) the expiration of the ten (10)-year period from the date the Plan is adopted by the Board, (b) the date on which all shares available for issuance under the Plan shall have been issued or (c) the termination of all outstanding Options in connection with an Change of Control in which the Company is not the surviving entity or otherwise. All Options outstanding upon the expiration of the ten
(10)-year period referenced in subclause (a) above shall continue to have full force and effect in accordance with the provisions of the documents evidencing the grant of such Options.

     3.3 Amendment of the Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations in respect of any outstanding Options unless the holder thereof consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

     3.4 Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of North Carolina.

     3.5 Severability. If any provision of this Plan or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     3.6 Section Titles. The headings herein are inserted as a matter of convenience only and do not define, limit or describe the scope of this Plan or the intent of the provisions hereof.

     3.7 No Employment or Service Rights. Nothing in the Plan shall confer upon any Optionee the right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

     3.8 Notices. Any notice required to be given or delivered to the Company under the Plan shall be in writing addressed to the Company at its principal corporate offices. Any notice required to be given to an Optionee shall be in writing and addressed to the address indicated on the option agreement executed by the Optionee in connection with an Option grant. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                                   APPENDIX A

                                  Defined Terms

      The following terms shall have the following meanings under the Plan:

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means the Company's compensation committee or a committee of one or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

      "Common Stock" means the common stock, $0.05 par value, of the Company.

      "Company" means Culp, Inc., a North Carolina corporation, and any successor corporation to all or substantially all the assets or voting stock of Culp, Inc. that shall by appropriate action adopt the Plan.

      A "Change of Control" shall be deemed to have occurred on:

            (a) the date on which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 40% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company; or

            (b) the date on which (i) the Company merges with any other entity, (ii) the Company enters into a statutory share exchange with another entity, or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person; provided, however, that in the case of subclauses (i) and (ii), a Change of Control shall not be deemed to have occurred if the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, more than 60% of the combined voting power of the outstanding securities of the corporation resulting from such transaction in substantially the same proportions as their ownership of securities immediately before such transaction.

      "Employee" means an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      "Exercise Date" means the date on which the Company shall have received written notice of the exercise of an Option.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" per share of Common Stock on any relevant date shall be the average closing selling price per share of Common Stock for the ten (10) business days preceding the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.

      "Incentive Option" means an Option that satisfies the requirements of
Section 422 of the Code.

      "Involuntary Termination" means the termination of the Service of any individual by reason of:

            (i) such individual's involuntary dismissal or discharge by the Company (or any successor corporation or any Parent or Subsidiary, as applicable) for reasons other than Misconduct, or

            (ii) such individual's voluntary resignation following (A) a change in his or her position with the Company (or any successor corporation or any Parent or Subsidiary, as applicable) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent; provided, however, that at the time of such resignation, the Company (or any successor corporation or any Parent or Subsidiary, as applicable) would not have reason to terminate such individual's employment for Misconduct.

      "Misconduct" means (i) the commission of any act of fraud, embezzlement or dishonesty by a person against the Company (or any successor corporation or any Parent or Subsidiary, as applicable), (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any successor corporation or any Parent or Subsidiary, as applicable), (iii) intoxication with alcohol or drugs while conducting employer business during regular business hours, (iv) a conviction of, or a plea of guilty or nolo contendre by, such person for a criminal felony conviction, (v) the continued failure or inability of such person to fulfill the essential functions of his or her employment, or (vi) any other misconduct by such person that causes or would reasonably be expected to cause material harm to the business of the Company (or any successor corporation or any Parent or Subsidiary, as applicable), as reasonably determined in good faith by the Board.

      "Non-Qualified Option" means an Option that does not satisfy the requirements of Section 422 of the Code.

      "Option" means an Incentive Stock Option or Non-Qualified Option granted under the Plan.

      "Optionee" means any person to whom an Option is granted under the Plan.

      "Parent" means any corporation or limited liability company (other than the Company) in an unbroken chain of entities ending with the Company, provided each entity in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all equity interests in one of the other entities in such chain.

      "Permanent Disability" means the inability of a person to perform the essential functions of the person's duties as an Employee by reason of any medically determinable physical or mental impairment that is expected to result in such person's death or has lasted or can be expected to last for a period of six (6) consecutive months or more, as reasonably determined by the Board.

      "Plan" means the Culp, Inc. 2002 Stock Option Plan, as set forth herein.

      "Plan Administrator" means either the Board or the Committee acting in its capacity as administrator of the Plan.

      "Service" means the provision of services to the Company (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Option grant or stock issuance.

      "Stock Exchange" means either the American Stock Exchange or the New York Stock Exchange.

      "Subsidiary" means any corporation or limited liability company with respect to which the company owns, directly or indirectly, stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of equity.

      "Ten Percent (10%) Stockholder" means the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary).